                                                                       EXHIBIT 5

                       PAUL, HASTINGS, JANOFSKY & WALKER
                                   SUITE 2400
                           600 PEACHTREE STREET, N.E.
                            ATLANTA, GEORGIA  30308
                                 (404) 815-2400



                                  July 2, 1996



Catalina Marketing Corporation
11300 Ninth Street North
St. Petersburg, Florida  33716


     Re:  Catalina Marketing Corporation
          Deferred Compensation Plan
          Registration Statement on Form S-8


Ladies and Gentlemen:

     You have requested our opinion, as counsel for Catalina Marketing Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") relating to an aggregate of $20,000,000 of obligations ("Deferred Compensation Plan Obligations") of the Company and an aggregate of 350,000 shares (the "Shares") of common stock, $.01 par value per share, of the Company, to be offered and sold by the Company, in each case pursuant to the Catalina Marketing Corporation Deferred Compensation Plan (the "Plan").

     We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials.

     Based upon the foregoing, we are of the opinion that:

     1. The Plan has been duly adopted by the Board of Directors of the Company;

     2. The Shares have been duly authorized by the Board of Directors of the Company;

     3. The Deferred Compensation Plan Obligations, when issued by the Company in the manner provided for in the Plan, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, (i) to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, and (ii) to general principals of equity, whether such enforcement is considered in a proceeding in equity or at law; and

     4. Upon the issuance and delivery of the Shares in accordance with the terms of the Plan, such Shares shall be validly issued, fully paid and non-assessable.


     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                              Very truly yours,



                         PAUL, HASTINGS, JANOFSKY & WALKER